As filed with the Securities and Exchange Commission on July 12, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________

PLATFORM SPECIALTY PRODUCTS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-1744899 (I.R.S. Employer Identification Number)
1450 Centrepark Boulevard, Suite 210
West Palm Beach, FL 33401
(561) 207-9600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________________________
John E. Capps
Executive Vice President, General Counsel and Secretary
Platform Specialty Products Corporation
1450 Centrepark Boulevard, Suite 210
West Palm Beach, FL 33401
(561) 207-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________________

Copy to:
Donn A. Beloff, Esq. Flora R. Perez, Esq. Greenberg Traurig, P.A. 401 East Las Olas Boulevard Suite 2000 Fort Lauderdale, FL 33301 (954) 765-0500
_______________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	(2)	(2)	(2)	(2)
Preferred stock, par value $0.01 per share	(2)	(2)	(2)	(2)
Debt Securities	(2)	(2)	(2)	(2)
Total	(2)	(2)	$1,000,000,000(3)	$100,700
(1)  An indeterminate amount of securities of each identified class is being registered as may from time to time be offered pursuant to this registration statement at indeterminate prices, along with an indeterminate number of shares that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. These securities may also be sold separately, together or as units with the other securities registered hereunder. The securities registered hereunder will have an aggregate offering price that does not exceed $1,000,000,000 or the equivalent in any other currency, currency unit or units, or composite currency or currencies.  Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.

(2)  Omitted pursuant to General Instruction II.D. of Form S-3.

(3)    The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED JULY 12, 2016

PRELIMINARY PROSPECTUS

$1,000,000,000

PLATFORM SPECIALTY PRODUCTS CORPORATION
_______________________

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
_______________________
We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock or debt securities, in amounts, at prices and on terms that will be determined at the time of any such offering and described in one or more supplements to this prospectus. The debt securities and preferred stock we may offer may be convertible into or exercisable or exchangeable for debt, common or preferred stock or other securities of Platform Specialty Products Corporation or debt or equity securities of one or more other entities.
This prospectus provides a general description of the securities that we may offer and the general manner in which we will offer them. Each time we offer securities for sale using this prospectus, we will provide specific terms and describe the specific manner in which we will offer these securities in supplements to this prospectus. The prospectus supplement may also add, update or change the information in this prospectus.
This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement that includes a description of the method and terms of the offering.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
Our common stock is listed on the New York Stock Exchange (the "NYSE") under the ticker symbol "PAH."
Investing in our securities involves risks. Please refer to the "Risk Factors" section on page 3 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider before making an investment decision.
_______________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_______________________

The date of this prospectus is , 2016.

ABOUT THIS PROSPECTUS
This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC").
Under this shelf registration process, we may, from time to time, offer and/or sell, in one or more offerings and series, together or separately, shares of our common stock, preferred stock or convertible preferred stock or debt securities. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer and sell our securities under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."
You should rely only on the information contained in this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement that we may provide to you. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any documents incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.
Unless indicated otherwise, references in this prospectus to "Platform," the "Company," "we," "us" and "our" refer to Platform Specialty Products Corporation and its consolidated subsidiaries.
FORWARD-LOOKING STATEMENTS
Certain statements we make in this prospectus and the documents incorporated or deemed to be incorporated by reference herein may constitute "forward-looking statements" within the meaning of the federal securities laws and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's adjusted EBITDA and adjusted diluted earnings per share, expected or estimated revenue, meeting financial goals, segment earnings, net interest expense, income tax provision, cash taxes paid, cash flow from operations, restructuring costs and other non-cash charges, the outlook for the Company's markets and the demand for its products, consistent profitable growth, free cash flow, future revenues, gross, operating and EBITDA margin requirement and expansion, organic net sales growth, performance trends, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities and currencies costs, the Company's ability to manage its risk in these areas, the Company's ability to identify, hire and retain executives and other qualified employees, the Company’s assessment over its internal control over financial reporting, and the impact of acquisitions, divestitures, restructuring, and other unusual items, including the Company's ability to raise new debt and equity and to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. We believe these factors include, but are not limited to, those described under "Risk Factors" in our most recent annual report on Form 10-K, as amended or supplemented by subsequent quarterly reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as in this prospectus or in any prospectus supplement hereto.
You should also read carefully the factors described or referred to in the "Risk Factors" section of this prospectus and any prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus or any prospectus supplement speak only as of the date of such statement, and, unless required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

THE COMPANY
We are a global, diversified producer of high-technology specialty chemical products. Our business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including agricultural, animal health, electronics, graphic arts, plating, and offshore oil and gas production and drilling. We refer to our products as "dynamic chemistries" due to their intricate chemical compositions. Our dynamic chemistries are used in a wide variety of attractive niche markets and we believe that the majority of our operations hold strong positions in the product markets they serve.
Our strategy is to acquire and maintain leading positions in niche sectors of high-growth markets. As our name "Platform Specialty Products Corporation" implies, we continually seek opportunities to acquire and consolidate specialty chemical businesses on a global basis, particularly those meeting our "Asset-Lite, High-Touch" philosophy which involves prioritizing extensive resources to research and development and highly technical customer service, while managing conservatively our investments in fixed assets and capital expenditures. We regularly review acquisition opportunities and may acquire businesses that meet our acquisition criteria when we deem it to be financially prudent. To date, we have completed seven acquisitions: MacDermid, Incorporated on October 31, 2013; Percival S.A., including Percival S.A.’s agrochemical business, Agriphar, on October 1, 2014; the Chemtura AgroSolutions business of Chemtura Corporation on November 3, 2014; Arysta LifeScience Limited ("Arysta") on February 13, 2015; the Electronic Chemicals and Photomasks businesses of OM Group, Inc. (collectively, "OMG") on October 28, 2015; Alent plc ("Alent") on December 1, 2015; and OMG Electronic Chemicals (M) Sdn Bhd, a subsidiary of OM Group, Inc. located in Malaysia, on January 31, 2016.
We believe that the fragmented nature of the specialty chemical products market will continue to provide significant opportunities for growth. We also believe that our combined company provides a strong platform on which to grow our business and expand our market shares in key geographic markets, particularly in emerging markets. We expect that our past and future acquisitions will enhance our growth by extending our products breadth, developing higher-margin products and growing internationally. We intend to extend many of our product offerings through the development of new applications for our existing products or through synergistic combinations. Our goal is to target those geographies with attractive market fundamentals where our strengths in marketing, portfolio development, registration and customer education can add value for our customers.
As of the date of this prospectus, we operate our business in two reportable business segments, Performance Solutions and Agricultural Solutions, as described below:
Performance Solutions - Our Performance Solutions segment formulates and markets dynamic chemistry solutions that are used in electronics, automotive production, oil and gas production, drilling, and commercial packaging and printing. Our products include surface and coating materials, functional conversion coatings, electronic assembly materials, water-based hydraulic control fluids and photopolymers. In conjunction with the sale of these products, we provide extensive technical service and support when necessary to ensure superior performance of their application. The regional sales mix in this segment has shifted over the past several years from more industrialized nations towards emerging markets, such as those in Asia and South America. Our Performance Solutions segment employs approximately 4,800 personnel which operate mainly in the Americas, Asia/Pacific region and Europe.
Agricultural Solutions - Our Agricultural Solutions segment is based on a solutions-oriented business model that focuses on product innovation to address an ever-increasing need for higher crop yield and quality. We offer to growers diverse crop protection solutions from weeds (herbicides), insects (insecticides) and diseases (fungicides), in foliar and seed treatment applications. We also offer a wide variety of proven biosolutions, including biostimulants, innovative nutrition and biocontrol products. We emphasize farmer economics and food safety by combining, when possible, biosolutions with crop protection and seed treatment agrochemicals. Our Global Value Added Portfolio ("GVAP") consists of agrochemicals in the herbicides, insecticides, fungicides and seed treatment categories, based on patented or proprietary off-patent active ingredients ("AIs"). Our Global BioSolutions Portfolio ("GBP") includes biostimulants, innovative nutrition and biocontrol products. We consider our GVAP and GBP to be key pillars for our sustainable growth. In addition, we offer regional off-patent AIs and certain non-crop products, including animal health products, such as honey bee protective miticides and certain veterinary vaccines. We employ approximately 3,700 personnel with a significant presence on high-growth regions such as Africa and the Middle East, South Asia, Latin America and Central and Eastern Europe.
Our principal office is located at 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401, and our telephone number at that address is (561) 207-9600. We maintain a website at www.platformspecialtyproducts.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS
Investing in our securities involves risk. Please carefully consider the risk factors described under the heading "Risk Factors" in our most recent annual report on Form 10-K, as amended or supplemented by subsequent quarterly reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as any risks that may be set forth in this prospectus or the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. As a result, you could lose all or part of your investment.

USE OF PROCEEDS
Unless stated otherwise in a prospectus supplement, the net proceeds from the sale of securities described in this prospectus will be used for general corporate purposes.
When a particular series of securities is offered, the related prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS
The following table sets forth the historical ratio of our earnings to fixed charges and our earnings to combined fixed charges and preferred stock dividends for the periods indicated:

			Three Months Ended March 31,	Years Ended December 31,		Period from Inception (April 23, 2013) through December 31,	January 1, 2013 through October 31,	Years Ended December 31,
			2016	2015	2014	2013	2013	2012	2011
			(successor)	(successor)	(successor)	(successor)	(predecessor)	(predecessor)	(predecessor)
	Ratio of Earnings to Fixed Charges	(1)	—	—	—	—	1.5	2.3	1.2
	Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	(2)	—	—	—	—	1.5	2.3	1.2

(1)
The ratio of earnings to fixed charges is not presented for the years that the ratio is less than 1:1. The deficiency of earnings was $116.0 million for the three months ended March 31, 2016 and $229.3 million, $30.9 million and $201.4 million for the years ended December 31, 2015, 2014 and the Period from Inception through December 31, 2013, respectively.

(2)
The ratio of earnings to combined fixed charges and preferred stock dividends is not presented for the years that the ratio is less than 1:1. The deficiency of earnings was $116.0 million for the three months ended March 31, 2016 and $229.3 million, $30.9 million and $201.4 million for the years ended December 31, 2015, 2014 and the Period from Inception through December 31, 2013, respectively.

The ratio of earnings to fixed charges equals earnings before fixed charges divided by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends equals earnings before fixed charges and preferred stock dividends divided by fixed charges and preferred stock dividends. For purposes of calculating these ratios, earnings before fixed charges (and earnings before combined fixed charges and preferred stock dividends) consist of earnings from continuing operations before income taxes, non-controlling interests, dividends on preferred shares and accrued payment-in-kind dividends on cumulative preferred shares, plus fixed charges. Fixed charges consist of interest expense (including amortization of debt expense and discount or premium relating to any indebtedness) and that portion of rental expense representative of the interest factor.

DESCRIPTION OF CAPITAL STOCK
The following is a description of certain general terms and provisions of our common stock. This description does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our certificate of incorporation, as amended, and our amended and restated by-laws. Copies of our certificate of incorporation, as amended, and amended and restated by-laws are incorporated by reference herein and will be provided to stockholders upon request. See "Where Can You Find More Information."
General
As of the date of this prospectus, the capital stock authorized by our certificate of incorporation, as amended, consists of 405,000,000 shares divided into (i) 400,000,000 shares, par value $0.01 per share, of common stock, and (ii) 5,000,000 shares, par value $0.01 per share, of preferred stock, of which 2,000,000 shares are designated as "Series A Preferred Stock" and 600,000 shares are designated as "Series B Convertible Preferred Stock." As of July 8, 2016, we had 229,597,246 shares of common stock, 2,000,000 shares of Series A Preferred Stock and 600,000 shares of Series B Convertible Preferred Stock issued and outstanding.
Common Stock
Voting Rights
Each holder of our common stock will generally be entitled to one vote for each share of common stock owned of record on all matters submitted to a vote of our stockholders. Except as otherwise required by law, holders of common stock (as well as holders of any preferred stock entitled to vote with the common stockholders) will generally vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There will be no cumulative voting rights with respect to the election of directors or any other matters.
Dividends and distributions
Subject to applicable law and the rights, if any, of the holders of any series of preferred stock then outstanding, the holders of our common stock will have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board or directors, from legally available funds.
Liquidation, dissolution or winding up
Subject to applicable law and the rights, if any, of the holders of any series of preferred stock then outstanding, in the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in proportion to the number of shares of common stock held by them in the assets available for distribution after payment or reasonable provision for the payment of all creditors.
Redemption, conversion or preemptive rights
Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities.
Other provisions
There will be no redemption provisions or sinking fund provisions applicable to our common stock.
The rights, preferences, and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights, preferences and privileges of the holders of any series of our preferred stock.
Transfer Agent and Registrar
Computershare is the transfer agent and registrar for shares of our common stock.
Listing
Currently, our common stock is listed on the NYSE under the ticker symbol "PAH."

Preferred Stock
Series A Preferred Stock

The special rights, preferences and privileges of the Series A Preferred Stock are set forth in our certificate of incorporation, as amended.

Dividends

Subject to applicable law and the rights, if any, of any series of our preferred stock ranking senior to the Series A Preferred Stock as to dividends, the holders of the Series A Preferred Stock are entitled to receive, in respect of each calendar year (each a "Dividend Year"), a cumulative annual dividend amount (the "Annual Dividend Amount"), which is calculated as follows:

A X B, where:

A = an amount equal to 20% of the increase (if any) in the value of a share of our common stock, such increase calculated as being the difference between (i) the Average Price (as defined in our certificate of incorporation, as amended) per share of our common stock over the last ten days of the relevant calendar year for such annual dividend (the "Dividend Price") and (ii) (x) if no Annual Dividend Amount has previously been paid, a price of $10.00 per share of our common stock, or (y) if an Annual Dividend Amount has previously been paid, the highest Dividend Price for any prior Dividend Year (provided in each case such amount is subject to such adjustment either as the board in its absolute discretion determine to be fair and reasonable in the event of a subdivision, combination or similar reclassification or recapitalization of our outstanding common stock or otherwise as determined in accordance with our certificate of incorporation, as amended, in each case without a corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Series A Preferred Stock); and

B = 90,529,500 (based on the number of shares issued in our initial public offering plus the number of shares of our common stock issuable upon conversion of our outstanding shares of Series A Preferred Stock), which such amount is subject to such adjustment either as the board in its absolute discretion determine to be fair and reasonable in the event of a subdivision, combination or similar reclassification or recapitalization of the outstanding our common stock or otherwise as determined in accordance with our certificate of incorporation, as amended, in each case without a corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Series A Preferred Stock.

Each Annual Dividend Amount shall be divided between the holders pro rata to the number of Series A Preferred Stock held by them on the relevant Dividend Date (as defined in our certificate of incorporation, as amended).  The Annual Dividend Amount will be paid no later than ten trading days from the Dividend Date by the issue to each holder of Series A Preferred Stock of such number of shares of common stock as is equal to the pro rata amount of the Annual Dividend Amount to which they are entitled divided by the average closing price per share of our common stock on the relevant Dividend Date.

Conversion

Automatic Conversion.  The Series A Preferred Stock will be automatically converted (the "Automatic Conversion") into shares of our common stock on a one-for-one basis (subject to adjustment in accordance with our certificate of incorporation, as amended) (i) in the event of a Change of Control (as defined in our certificate of incorporation, as amended) or (ii) upon the last day of our seventh full financial year following October 31, 2013, or the last day of such subsequent financial year (not exceeding our tenth full financial year following October 31, 2013) as agreed between the holders of a majority of the Series A Preferred Stock and a majority of our independent directors in accordance with our certificate of incorporation, as amended, as described below (or if either such date is not a trading day, the first trading day immediately following such date).  In the event of any Automatic Conversion, the Annual Dividend Amount shall be payable for such shortened Dividend Year on the trading day immediately prior to such conversion.

Upon notice in writing from the holders of a majority of the Series A Preferred Stock to us to be received not less than ten business days prior to the last day of our seventh full financial year after October 31, 2013, such holder(s) may request that the date of automatic conversion be deferred to the last day of our eighth full financial year following October 31, 2013.  If a majority of the independent directors determine in their discretion to defer the relevant date of Automatic Conversion as requested then (i) the date of Automatic Conversion shall be such deferred date; and (ii) the holders of a majority of the Series A Preferred Stock will have the right to make a further request in writing no later than ten business days prior to the last day of our eighth full financial year following October 31, 2013 for the deferral of the relevant date of Automatic Conversion by a further year.  In the event a majority of our independent directors approve any such further request for a deferral of the relevant date of Automatic Conversion then (i) the date of Automatic Conversion shall be such deferred date and (ii) the holders of a majority of Series A Preferred Stock will have the right to make one further request on the same basis as referenced above no later than ten business days prior to the last day of our ninth full financial year following October 31, 2013 for the deferral of the relevant date of Automatic Conversion by a further year.  In the event that a majority of our independent directors approve any such further request for a deferral of the relevant date of Automatic Conversion then the date of Automatic Conversion shall be such deferred date.  In no circumstances shall the date of Automatic Conversion be deferred beyond the last day of our tenth full financial year following October 31, 2013 (or, if such date is not a trading day, on the first trading day immediately following such date).

Optional Conversion.  A holder of Series A Preferred Stock may require some or all of his, her or its Series A Preferred Stock to be converted (the “Optional Conversion”) into an equal number of shares of our common stock (subject to adjustment in accordance with our certificate of incorporation, as amended) by written notice to us, and in such circumstances those Series A Preferred Stock the subject of such conversion request shall be converted into shares of our common stock five trading days after our receipt of the written notice.  In the event of an Optional Conversion, no Annual Dividend Amount shall be payable in respect of those Series A Preferred Stock for the Dividend Year in which the date of the Optional Conversion.  A holder of Series A Preferred Stock may exercise its rights independently of the other holders of Series A Preferred Stock.

Voting Rights

The Series A Preferred Stock do not carry voting rights except in respect of any amendment to our certificate of incorporation, as amended, that alters or changes the rights, preferences or privileges of the Series A Preferred Stock.

Series B Convertible Preferred Stock

The special rights, preferences and privileges of the Series B Convertible Preferred Stock are set forth in our certificate of incorporation, as amended.

Dividends

Subject to applicable law, for so long as any shares of Series B Convertible Preferred Stock shall be outstanding, no dividend or distribution shall be declared or paid or set aside for payment on all or substantially all the outstanding shares of any series of our preferred stock, other than the Series A Preferred Stock, or all or substantially all the outstanding shares of our common stock without the prior vote or written consent of the holders of at least a majority of the shares of Series B Convertible Preferred Stock then outstanding, voting separately as a single class.

Conversion

Each share of Series B Convertible Preferred Stock is convertible into such number of shares of our common stock as is determined by dividing a $1,000 liquidation preference by a conversion price of $27.14, at the option of the holder.

Automatic Redemption

Each share of Series B Convertible Preferred Stock that is not previously converted to common stock will be subject to automatic redemption on either (a) April 20, 2017 (the "Maturity Date") or (b) the occurrence of (i) a merger of Platform or a subsidiary of Platform where more than 50% of the voting power of the surviving corporation is held by persons other than the stockholders of Platform, (ii) the sale of all or substantially all of our assets or subsidiaries in a single transaction or series of related transactions or (iii) our stockholders approve a plan for the Company’s liquidation, dissolution or termination (each of clauses (i), (ii) and (iii), a "Triggering Event"). The redemption price for each share of Series B Convertible Preferred Stock will be $1,000, which must be paid in cash in the event of redemption upon a Triggering Event. The redemption price must be paid in shares of common stock (valued at $27.14 per share) in the event of redemption at the Maturity Date. However, we may not issue more than 22,107,590 shares of common stock in connection with a redemption at the Maturity Date. To the extent that the aggregate value of such 22,107,590 shares of common stock is less than $600 million (based on a 10-day volume weighted average price), then such shortfall would be payable by us in cash. Any holder of then outstanding Series B Convertible Preferred Stock is also entitled to an incremental payment equal to $4.0 million per month from October 20, 2016 to April 20, 2017, or such earlier date after October 20, 2016 that the then outstanding shares of Series B Convertible Preferred Stock are converted into shares of common stock or automatically redeemed by Platform.

Voting Rights

The Series B Convertible Preferred Stock do not carry voting rights except in respect of any amendment to our certificate of incorporation, as amended, that alters or changes the powers, preferences, rights, qualifications, limitations or restrictions of the Series B Convertible Preferred Stock. In addition, we may not, without the prior written consent of a majority of the holders of Series B Convertible Preferred Stock, authorize, create or designate any series of preferred stock that would rank pari passu or senior to the Series B Convertible Preferred Stock with respect to dividends or liquidation, or declare, pay or set aside for payment a dividend on the outstanding shares of any series of preferred stock that would rank pari passu to the Series B Convertible Preferred Stock.

Liquidation Preference

The holders of shares of Series B Convertible Preferred Stock have priority over the holders of shares of our common stock in the event of any liquidation, dissolution or winding up of Platform. Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, before any distribution or payment is made to the holders of our common stock, the holders of shares of Series B Convertible Preferred Stock are entitled to be paid out of our assets an amount equal the stated value of their shares of Series B Convertible Preferred Stock, which is initially $1,000 per share, plus any accrued but unpaid dividends.

Blank Check Preferred
Our certificate of incorporation, as amended, authorizes our board of directors to issue additional series of preferred stock without further stockholder action, unless stockholder approval is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.
Prior to issuance of shares of additional series of our undesignated preferred stock, our board of directors is required by the Delaware General Corporate Law ("DGCL") and our certificate of incorporation, as amended, to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.
Subject to limitations prescribed by the DGCL, our certificate of incorporation, as amended, and our amended and restated by-laws, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designation of such series, powers (including voting powers), preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends, when, as and if declared by our board of directors;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.
Liquidation
In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of our preferred stock will be entitled to receive the liquidation preference per share specified in the certificate of designation applicable to such preferred stock before any distribution to the holders of our common stock.
Transfer Agent and Registrar
The transfer agent and registrar for any series of preferred stock will be determined upon the issuance of any such shares of preferred stock and described in the applicable prospectus supplement.
Certificate of Incorporation, as Amended, and Amended and Restated By-laws Anti-Takeover Provisions

Our certificate of incorporation, as amended, and amended and restated by-laws contain several provisions which could delay, defer or prevent a change of control from occurring.  These provisions provide the following:

•	our board has the authority to issue preferred stock without stockholder approval with any rights or preferences the board determines;

•	special meetings of stockholders may only be called by our board or our Chief Executive Officer; and

•	there is no cumulative voting in the election of directors.

These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

Delaware Law Anti-Takeover Provision

As a Delaware corporation, we are subject to Section 203 of the DGCL which restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder unless:  (1) the "business combination" or the transaction which caused the person or entity to become an interested stockholder is approved by the board prior to such business combination or transactions; (2) upon the completion of the transaction in which the person or entity becomes an "interested stockholder," such interested stockholder holds at least 85% of the voting stock of Platform not including (x) shares held by officers and directors and (y) shares held by employee benefit plans under certain circumstances; or (3) at or after the person or entity becomes an "interested stockholder," the “business combination” is approved by the board and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by such interested stockholder. A Delaware corporation may elect not to be governed by Section 203. Platform has not made such an election.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, "Platform," "we," "our" or "us" refer to Platform Specialty Products Corporation, excluding its subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of and premium, if any, on the debt securities is payable and/or the method of determination thereof;

•	the place or places where payments will be made;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
the obligation, if any, of Platform to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the form of the debt securities of the series, including the form of the trustee’s certificate of authentication for such series and any legends or endorsements to be placed thereon;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	if other than the trustee, the identity of the trustee, the registrar, paying agent and custodian for the depositary;

•	if other than The Depository Trust Company, the identity of the depositary; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a "successor person") unless:

•
we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
"Event of Default" means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Platform and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Platform; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our indebtedness or that of our subsidiaries outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration will not be effective until the earlier of (1) the acceleration of indebtedness under our senior secured credit facilities or (2) five business Days after receipt by us of written notice of such acceleration, at which time the principal, premium, if any, interest and any other monetary obligations on all the then outstanding series of debt securities will become due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets;"

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to add covenants for the benefit of the holders or to surrender any right or power conferred upon Platform;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.
We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; and

•	waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").
The conditions include:

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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

PLAN OF DISTRIBUTION
We may from time to time offer and/or sell some or all of the securities covered by this prospectus. Registration of securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold. We may sell the securities in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers for resale;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.
The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of shares underwritten or purchased by each of them;

•	the public offering price of the shares;

•	the net proceeds to us;

•	any discounts, commissions or concessions or other compensation allowed or reallowed or paid to underwriters, dealers or agents; and

•	any exchange or market on which the securities are listed or to which application will be made to list the securities.
We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to "at the market offerings."
We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.
In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.
Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be "underwriters" within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for Platform or our subsidiaries and affiliates in the ordinary course of business.

One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the securities on a securities exchange.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, P.A., Ft. Lauderdale, Florida, and counsel for any underwriters or agents, if any, will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting and which contains an adverse opinion on the effectiveness of internal control over financial reporting and an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Arysta, OMG and Alent businesses the registrant acquired during 2015) of Platform Specialty Products Corporation incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of MacDermid, Incorporated and subsidiaries for the ten-months ended October 31, 2013 have been incorporated herein and in the registration statement, and include the effects of the adjustments to retrospectively apply the change in accounting related to reportable segments as described in Note 23 to the consolidated financial statements. KPMG LLP, an independent registered public accounting firm, audited the consolidated financial statements for the ten-month period ended October 31, 2013, before the effects of the retrospective adjustments, which financial statements are not incorporated by reference herein.  PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited the retrospective adjustments. The consolidated financial statements of MacDermid, Incorporated and subsidiaries for the ten-month period ended October 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the reports of (1) KPMG LLP, solely with respect to the financial statements before the effects of the retrospective adjustments, and (2) PricewaterhouseCoopers LLP, solely with respect to the retrospective adjustments, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Platform has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that may arise as a result of KPMG LLP’s consent to the incorporation by reference of its audit report on MacDermid, Incorporated’s and subsidiaries’ past financial statements incorporated by reference in this registration statement.
The consolidated financial statements of Alent plc and subsidiaries as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014, included in our current report on Form 8-K/A filed with the SEC on December 10, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP (United Kingdom), independent auditors, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Arysta LifeScience Limited as of December 31, 2013 and 2014, and the related consolidated statements of income, comprehensive income, changes in equity, cash flows and related notes for each of the two years in the period ended December 31, 2014, included in our current report on Form 8-K/A filed with the SEC on April 29, 2015, have been audited by Ernst & Young ShinNihon LLC, independent auditors, as stated in their report incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We make available free of charge on our website at http://www.platformspecialtyproducts.com our annual report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC. Finally, as our common stock is listed on the NYSE, certain materials filed by us may be inspected at the office of the NYSE located at 20 Broad Street, New York, New York 10005.
We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements contained herein relating to the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference into the registration statement. Each such statement is qualified in its entirety by such reference. You may review a copy of the registration statement and the exhibits without charge at the SEC’s public reference room at the address stated above, as well as through the SEC’s Internet site, also stated above.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, which documents contain important information about us and our common stock:

•
our annual report on Form 10-K for the year ended December 31, 2015, filed on March 11, 2016, including items required by Part III of Form 10-K incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on April 15, 2016;

•	our quarterly report on Form 10-Q for the three months ended March 31, 2016, filed on May 10, 2016;

•	our current report on Form 8-K/A, filed on April 29, 2015;

•	our current report on Form 8-K/A, filed on December 10, 2015;

•	our current report on Form 8-K, filed on February 29, 2016;

•	our current report on Form 8-K, filed on March 11, 2016;

•	our current report on Form 8-K, filed on March 25, 2016;

•	our current report on Form 8-K, filed on April 8, 2016;

•	our current report on Form 8-K, filed on May 9, 2016;

•	our current report on Form 8-K, filed on June 3, 2016;

•	our current report on Form 8-K, filed on July 12, 2016;

•
the description of our common stock set forth in our registration statement on Form 8-A, filed on January 21, 2014 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or report filed for the purpose of updating that description; and

•
all subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed "filed" with the SEC, including information "furnished" pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:
Platform Specialty Products Corporation
1450 Centrepark Boulevard, Suite 210
West Palm Beach, Florida 33401
Attn: Secretary
Tel: (561) 207-9600

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby:

Amount to be paid
SEC Registration Fee	$100,700
FINRA Registration Fee	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Transfer Agent and Registrar Fees and Expenses	*
Miscellaneous	*
Total	*
*  The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Because an indeterminate amount of securities is covered by this registration statement, certain expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate fees and expenses in connection with each sale of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends) or (d) for any transaction from which the director derived an improper personal benefit.
Under Section 145(a) of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Under Section 145(b) of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in our amended and restated bylaws, we shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by our board of directors.

As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation, as amended, provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision of our certificate of incorporation, as amended, does not eliminate the directors’ fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief, which will remain available under Delaware law. In addition, each director will be subject to liability for breach of the director’s duty of loyalty to us, including for actions leading to improper personal benefit to the director, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. This provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
Our amended and restated by-laws also provide that we shall indemnify and advance expenses to our officers and directors to the fullest extent permitted by applicable law as currently in effect or as the same may be amended.
We have entered into director and officer indemnification agreements with each of our current directors and officers which, in certain respects, are broader than the specific indemnification and advancement provisions contained in our amended and restated by-laws. Specifically, such indemnification agreements provide our directors and officers with specific contractual assurances of such persons' rights to indemnification and advancement of expenses to protect against litigation risks and expenses (regardless, among other things, of any change in our ownership or the composition of our board).
Additionally, we maintain directors’ and officers’ liability insurance for each of our directors and officers.

Item 16. Exhibits.
The following exhibits are included herein or incorporated by reference:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement for common stock
1.2*	Form of Underwriting Agreement for preferred stock
1.3*	Form of Underwriting Agreement for debt securities
4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-192778 filed on January 2, 2014)
4.2*	Form of specimen preferred stock certificate and form of certificate of designation for preferred stock
4.3	Form of Indenture between us and one or more trustees to be named therein
4.4*	Form of debt security
5.1	Opinion of Greenberg Traurig, P.A.
12.1	Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of KPMG LLP (MacDermid)
23.3	Consent of KPMG LLP (Alent)
23.4	Consent of Ernst & Young ShinNihon LLC (Arysta)
23.5	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to this registration statement)
25.1**	Form T-1 Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended
____________________
*   To be filed, if applicable, by amendment or by a current report on Form 8-K and incorporated by reference herein prior to the issuance of the applicable securities.
** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida, on July 12, 2016.

PLATFORM SPECIALTY PRODUCTS CORPORATION

By:	/s/ Rakesh Sachdev
Name:	Rakesh Sachdev
Title:	Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of Platform Specialty Products Corporation hereby severally constitutes and appoints Sanjiv Khattri and John E. Capps, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- and post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Rakesh Sachdev	Director and Chief Executive Officer	July 12, 2016
Rakesh Sachdev	(principal executive officer)

/s/ Sanjiv Khattri	Executive Vice President and Chief Financial Officer	July 12, 2016
Sanjiv Khattri	(principal financial officer)

/s/ Robert L. Worshek	Vice President and Chief Accounting Officer	July 12, 2016
Robert L. Worshek	(principal accounting officer)

/s/ Martin E. Franklin	Chairman of the Board	July 12, 2016
Martin E. Franklin

/s/ Ian G.H. Ashken	Director	July 12, 2016
Ian G.H. Ashken

/s/ Nicolas Berggruen	Director	July 12, 2016
Nicolas Berggruen

/s/ Michael F. Goss	Director	July 12, 2016
Michael F. Goss

/s/ Ryan Israel	Director	July 12, 2016
Ryan Israel

/s/ E. Stanley O’Neal	Director	July 12, 2016
E. Stanley O’Neal

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement for common stock
1.2*	Form of Underwriting Agreement for preferred stock
1.3*	Form of Underwriting Agreement for debt securities
4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-192778 filed on January 2, 2014)
4.2*	Form of specimen preferred stock certificate and form of certificate of designation for preferred stock
4.3	Form of Indenture between us and one or more trustees to be named therein
4.4*	Form of debt security
5.1	Opinion of Greenberg Traurig, P.A.
12.1	Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of KPMG LLP (MacDermid)
23.3	Consent of KPMG LLP (Alent)
23.4	Consent of Ernst & Young ShinNihon LLC (Arysta)
23.5	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to this registration statement)
25.1**	Form T-1 Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended
____________________
*   To be filed, if applicable, by amendment or by a current report on Form 8-K and incorporated by reference herein prior to the issuance of the applicable securities.
** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.